Exhibit 23.5

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Air France-KLM on Form F-3 of our audit report dated March 31, 2004, relating to the consolidated financial statements as of December 31, 2003 and 2002 of Amadeus Global Travel Distribution, S.A. and its subsidiaries, which report appears in the Annual Report on Form 20-F of Air France-KLM for the fiscal year ended March 31, 2005.

/s/ Deloitte & Touche España S.L.

Madrid, España

October 20, 2005